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                             AIRCRAFT LEASE AGREEMENT

      THIS AIRCRAFT LEASE AGREEMENT, dated as of April 14, 1994 (together with all supplements, annexes, exhibits and schedules hereto hereinafter referred to as the "Lease", between GENERAL ELECTRIC CAPITAL CORPORATION, with an CORPORATION, with an office at 44-2 Old Ridgebury Road Danbury, Ct 06810 (hereinafter called, together with its successors and assigns, if any, "Lessor") and TRC Realty Co., a corporation organized and existing under the laws of the State of Vermont with its mailing address and chief place of business at 7 Burlington Sq., 6th Floor, Burlington, VT 05401 (hereinafter called "Lessee").

                              W I T N E S S E T H :

I.    LEASING:

      (a) Subject to the terms and conditions set forth below, Lessor agrees to Lessee, and Lessee agrees to lease from Lessor, the aircraft, including the airframe, engines and all appurtenant equipment (together hereinafter the "Aircraft") described in Annex A.

      (b) The obligation of Lessor to purchase the Aircraft from the manufacturer or supplier thereof ("Supplier") and to lease the same to Lessee hereunder shall be subject to the Commencement Date of the Lease, as that term is hereinafter defined in Section II, occurring on or prior to the Last Delivery Date specified in Annex B, on the representations and warranties of Lessee contained herein being true and accurate as of the Commencement Date and further conditioned on receipt by Lessor, on or prior to the Commencement Date, of each of the following documents in form and substance satisfactory to Lessor: (i) a copy of this Lease executed by Lessee, (ii) unless Lessor shall have delivered its purchase order for such Aircraft, the Purchase Documents(s) Assignment and Consent in the form of Annex C, with copies of the purchase order or other purchase documents attached thereto; (iii) copies of insurance policies or, at Lessor's option, such other evidence of insurance which complies with the requirements of Section X, (iv) evidence of Lessee's reservation of an N number for the Aircraft together with an assignment of the rights thereto to Lessor; (v) evidence that the Aircraft has been duly certified as to type and airworthiness by the Federal Aviation Administration ("FAA"); (vi) evidence that FAA counsel has received in escrow the executed bill of sale and AC Form 8050-1 Aircraft Registration Form (except for the pink copy which shall be available to be placed on the Aircraft upon acceptance thereof), and an executed duplicate of this Lease all in proper form for filing with the FAA; (vii) resolution of Lessee authorizing this Lease in the form of Annex D; (viii) completed survey with respect to the Aircraft in accordance with subsection (c) hereof and (ix) such other documents as Lessor may reasonably request. Lessor's obligation to lease the Aircraft hereunder is further conditioned upon (aa) the cost to Lessor of the acquisition of the Aircraft not exceeding the Capitalized Lessor's Cost stated on Annex a; (bb) upon delivery of the aircraft, Lessee's execution and delivery to Lessor of a Certificate of Acceptance in the form of annex E; and (dd) filing of all necessary documents with, and the acceptance thereof by, the FAA.

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      (c) The survey required by I(b)(viii) hereof will be undertaken at
Lessee's expense by a consultant named by Lessor and shall include (i) a complete inventory of the Aircraft, including without limitation engines, spare parts and avionics; (ii) review of all operating and maintenance logs (including any computerized program under which the Aircraft has been maintained); (iii) physical inspection of the Aircraft (including a demonstration flight)

      (d) Lessor hereby appoints Lessee its agent for inspection and acceptance of the Aircraft from the Supplier. Subject to the aforestated conditions, upon execution by Lessee of the Certificate of Acceptance, the Aircraft described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.

II.   TERM, RENT AND PAYMENT:

      (a) The rent ("Rent") payable hereunder and Lessee's right to use the Aircraft shall commence on the date of execution by Lessee of the Certificate of Acceptance ("Commencement Date"). The term ("Term") of this Lease shall commence on the Commencement Date and shall continue, unless earlier terminated pursuant to the provisions hereof, until and including the Expiration Date stated in Annex B. If any term is extended or renewed, the word "Term" shall be deemed to refer to all extended or renewal terms, and all provisions of this Lease shall apply during any such extension or renewal terms, except as may be otherwise specifically provided in writing.

      (b) Rent shall be paid to Lessor at its address stated above, except as otherwise directed by Lessor. Payments of Rent shall be in the amount, payable at such intervals and shall be due in accordance with subsections (c) through (d) hereof and the provisions of Annex B. (Each payment of Rent is hereinafter referred to as a "Rent Payment".) If one or more Advance Rent is payable, such Advance Rent shall be (i) set forth on Annex B and due in accordance with the provisions of Annex B, and (ii) when received by Lessor, applied to the first Basic Term Rent Payment and the balance, if any, to the final Rent Payment(s), in inverse order of maturity. In no event shall any Advance Rent or any other Rent Payment be refunded to Lessee. If Rent is not paid within fifteen (15) days of its due date, Lessee agrees to pay a late charge of five cents (5) per dollar on, and in addition to, the amount of such Rent but not exceeding the lawful maximum, if any.

      (c) For the period from and including the Commencement Date to the Basic Term Commencement Date ("Interim Period") stated in Annex B, Lessee shall pay as Rent ("Interim Rent") for the Aircraft, the product of the Daily Lease Rate Factor stated in Annex B times the Capitalized Lessor's Cost of same stated in Annex A times the number of days in the Interim Period. Interim Rent shall be due on the date stated in Annex B.

      (d) Commencing on the First Basic Rent Date stated in Annex B and thereafter as stated in Annex B (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as Rent ("Basic Term Rent") the product of the Basic Term Lease Rate Factor stated in Annex B times the Capitalized Lessor's Cost stated in Annex A.

III.  RENT ADJUSTMENT:

      (a) The periodic rent payments in Annex B have been calculated on the assumption (which, as between Lessor and Lessee, is mutual) that the maximum effective corporate income tax rate (exclusive of any minimum tax rate) for calendar-year taxpayers ("Effective Rate") will be thirty-five percent (35%) each year during the Term of this Lease.

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      (b) If, solely as a result of Congressional enactment of any law
(including, without limitation, any modification of, an amendment or addition to, the Internal Revenue Code of 1986, as amended (the "Code"), the Effective Rate is higher than thirty-five percent (35%) for any year during the lease Term, then Lessor shall have the right to increase such rent payments by requiring payment of a single additional sum equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times (ii) the adjusted Termination Value. The adjusted Termination Value shall be the Termination Value (calculated as of the first rental due in the year for which such adjustment is being made) less the product of the Tax Benefits as defined in Article XV, Paragraph (b) that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all subsequent years for which such adjustment is being made). Lessee shall pay to Lessor the full amount of the additional rent payment on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.

      (c) Lessee's obligations under this Section III shall survive any expiration or termination of this lease.

IV. TAXES: Except as provided in Section III and XV(c), Lessee shall have no liability for taxes imposed by the United States of America or any State or political subdivision thereof which are on or measured by the net income of Lessor. Lessee shall report (to the extent that it is legally permissible) and pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against the Aircraft (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Lease (or any rentals or receipts hereunder), Lessor or Lessee by any foreign, federal, state or local government or taxing authority during or related to the Term of this Lease, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (all hereinafter called "Taxes"). In the event that Lessor receives any billing for Taxes, Lessor shall promptly forward to Lessee any such bills. Lessee shall (a) reimburse Lessor upon receipt of written request for reimbursement for any Taxes charged to or assessed against Lessor, (b) on request of Lessor, submit to Lessor written evidence of Lessee's payment of Taxes, (c) on all reports or returns show the ownership of the Aircraft by Lessor, and (d) send a copy thereof to Lessor.

V. REPORTS: Lessee will provide Lessor with the following in writing within the time periods specified: (a) notice of tax or other lien which attaches to the Aircraft within ten (10) days of Lessee's obtaining knowledge of such attachment and such additional information reasonably related thereto with respect to the tax or lien forthwith upon request of Lessor; (b) The balance sheet and profit and loss statement of Lessee's parent company, Tennessee Restaurant Company, within one hundred twenty (120) days of the close of each fiscal year of Tennessee Restaurant Company, and any further financial information or reports, upon request; (c) notice to Lessor of the Aircrafts' location, and, the location of all information, logs, documents and records regarding or in respect to the Aircraft and its use, maintenance and/or condition, immediately upon request; (d) notice to Lessor of the relocation of the Aircraft's primary hangar location, ten (10) days prior to any relocation;

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      (e) notice of loss or damage to the Aircraft (where the estimated repair costs would exceed 10% of the Aircraft's then fair market value) within ten (10) days of such loss or damage; (f) notice of any accident involving the Aircraft causing personal injury or property damage within ten
(10) days of such accident; (g) copies of the insurance policies or other evidence of insurance required by the terms hereof, promptly upon request by Lessor; (h) copies of all information, logs, documents and records regarding or in respect to the Aircraft and its use, maintenance and/or condition, within twenty (20) days of such request; (i) a certificate of the authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no default (as described in Section XII) or event which with notice or lapse of time (or both) would become such a default: (j) such information as may be required to enable Lessor to file any reports required by any governmental authority as a result of Lessor's ownership of the Aircraft, promptly upon request of Lessor; (k) copies of manufacturer's maintenance service program contract for the airframe or engines, promptly upon request; (l) evidence of Lessee's compliance with FAA airworthiness directives and advisory circulars and of compliance with other maintenance provisions of Section VII hereof and the return provisions of Section XI, upon request of Lessor; and (m) such other reports as Lessor may reasonably request.

VI.   DELIVERY, REGISTRATION, USE AND OPERATION:

      (a) The Aircraft shall be delivered directly from the Supplier to Lessee.

      (b) Lessee, at its own cost and expense, shall cause the Aircraft to be duly registered in the name of Lessor under the U.S. Federal Aviation Act and shall not register the Aircraft under the laws of any other country.

      (c) The possession, use and operation of the Aircraft shall be at the sole risk and expense of Lessee. Lessee agrees that the Aircraft will be used and operated in compliance with any and all statutes, laws, ordinances, regulations and standards or directives issued by any governmental agency applicable to the use or operation thereof, in compliance with any airworthiness certificate, license or registration relating to the Aircraft issued by any agency and in a manner that does not modify or impair any existing warranties on the Aircraft or any part thereof. Lessee will operate the Aircraft predominantly in the conduct of its business and not operate or permit the Aircraft to be operated (i) in a manner wherein the predominance of use during any consecutive twelve month period would be for a purpose other thant transportation for Lessee or its Affiliates, which is hereinafter defined to mean any entity or person that controls, is controlled by or is under common control with the Lessee, or in a manner, for any time period, such that Lessor or a third party shall be deemed to have "operational control" of the Aircraft, or (ii) for the carriage of persons or property for hire or the transport of mail or contraband. The Aircraft will, at all times be operated by duly qualified pilots holding at least a valid commercial airman certificate and instrument rating and any other certificate, rating, type rating or endorsement appropriate to the Aircraft, purpose of flight, condition of flight or as otherwise required by the Federal Aviation Regulations ("FAR"). Pilots shall be employed, paid and contracted for by Lessee or its Affiliates, shall meet all recency of flight requirements and shall meet the requirements established and specified by the insurance policies required hereunder the the FAA. The primary hangar location of the Aircraft shall be as stated in annex B. Lessee shall not relocate the primary hangar location to a hangar location outside the United States.

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      (d) Lessee agrees no to operate or locate the Aircraft in (i) any area of hostilities, (i) any country or jurisdiction that does not maintain full diplomatic relations with the United States of America, (iii) any area which is not covered by any insurance policy required hereunder, or (iv) any country that is the subject of sanctions under the U.S. International Economic emergency Powers Act or U.N. Security Council directives (presently Haiti, Iraq, Libya and the Federal Republic of Yugoslavia (Serbia and Montenegro)). Lessee also agrees not to operate or locate the aircraft in any country restricted under the U.S. Trading with the Enemy Act and the U.S. Export Administration Act except as may be permitted by operating in accordance with the conditions specified by the U.S. Export Administration Regulations, General License GATS (15 CFR Part 771.19) (presently Cuba, Iran, North Korea, sudan, syria and Vietnam). The engines set forth on annex A shall be used only on the airframe described in Annex A and shall only be removed for maintenance in accordance with the provisions hereof.

VII.  MAINTENANCE:

      (a) Lessee agrees that the Aircraft will be maintained in compliance with any and all statutes, laws, ordinances, regulations and standards or directives issued by any governmental agency applicable to the maintenance thereof, in compliance with any airworthiness certificate, license or registration relating to the Aircraft issued by any agency and in a manner that does not modify or impair any existing warranties on the Aircraft or any part thereof.

      (b) Lessee shall maintain, inspect, service, repair, overhaul and test the Aircraft (including each engine of same) in accordance with (i) all maintenance manuals initially furnished with the Aircraft, including any subsequent amendments or supplements to such manuals issued by the manufacturer from time to time, (ii) all recommended "Service Bulletins" issued, supplied, or available by or through the manufacturer and/or the manufacturer of any engine or part with respect to the Aircraft, and (iii) all airworthiness directives and advisory circulars issued by the FAA or similar regulatory agency having jurisdictional authority, and causing compliance to such directives or circulars to be completed through corrective modification in lieu of operating manual restrictions. Lessee shall maintain all records, logs and other materials required by the manufacturer thereof for enforcement of any warranties or by the FAA. All maintenance procedures required hereby shall be undertaken and completed in accordance with the manufacturer's recommended procedures, and by properly trained, licensed, and certificated maintenance sources and maintenance personnel, so as to keep the Aircraft and each engine in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear excepted, and so as to keep the Aircraft in such operating condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the FAA.

      (c) Lessee agrees, at its own cost and expense, to (i) cause the Aircraft and each engine thereon to be kept numbered with the identification or serial number therefor as specified annex A; (ii) prominently display on the Aircraft that N number, and only that N number, specified in Annex A;
(iii) notify Lessor in writing thirty (30) days prior to making any change in the configuration (other than changes in configuration mandated by the FAA),

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appearance and coloring of the Aircraft from that in effect at the time the
Aircraft is accepted by Lessee hereunder, and in the event of such change or modification of con uration, coloring or apperance to restore, upon request of Lessor, the Aircraft to the configuration, coloring or appearance in effect on the Commencement Date or, at Lessor's option to pay to Lessor an amount equal to the reasonable cost of such restoration, (iv) affix and maintain inside the Aircraft adjacent to the airworthiness certificate and on each engine a metal nameplate bearing the Aircraft marking specified in annex A and such other markings or writings as from time to time may be required by law or otherwise deemed necessary by Lessor in order to protect its title to the Aircraft and its rights hereunder. Lessee will not place the Aircraft in operation or exercise any control or dominion over the same until such Aircraft marking has been placed thereon. Lessee will replace promptly any such Aircraft marking which may be removed, defaced or destroyed.

      (d) Lessee shall be entitled from time to time during the Term of this lease to acquire and install on the Aircraft at Lessee's expense, any additional accessory device or equipment as Lessee may desire (each such accessory, device or equipment, an "Addition"), but only so long as such Addition (i) is ancillary to the Aircraft; (ii) is not required to render the Aircraft complete for its intended use by Lessee; (iii) does not alter or impair the originally intended function or use of the Aircraft; and (iv) can be readily removed without causing material damage. Title to each Addition which is not removed by Lessee prior to the return of the Aircraft to Lessor shall vest in Lessor upon such return. Lessee shall repair all damage to the Aircraft resulting from the installation or removal of any Addition so as to restore the Aircraft to its condition prior to installation, ordinary wear and tear excepted.

      (e) Any alteration or modification (each an "Alteration") with respect to the Aircraft that may at any time during the Term of this Lease be required to comply with any applicable law or any governmental rule or regulation shall be made at the expense of Lessee. Any repair made by Lessee of or upon the Aircraft or replacement parts, including any replacement engine, installed thereon in the course of repairing or maintaining the Aircraft, or any Alteration required by law or any governmental rule or regulation, shall be deemed an accession, and title thereto shall be immediately vested in Lessor without cost or expense to Lessor.

      (f) Except as permitted under this Section VII, Lessee will not modify the Aircraft or affix or remove any accessory to the Aircraft leased hereunder.

VIII.  LIENS, SUBLEASE AND ASSIGNMENT:

      (a) LESSEE SHALL NOT SELL, TRANSFER, ASSIGN OR ENCUMBER THE AIRCRAFT, ANY ENGINE OR ANY PART THEREOF, LESSOR'S TITLE OR ITS RIGHTS UNDER THIS LEASE AND SHALL NOT SUBLET OR PART WITH POSSESSION OF THE AIRCRAFT OR ANY ENGINE OR PART THEREOF OR ENTER INTO ANY INTERCHANGE AGREEMENT WITHOUT THE WRITTEN CONSENT OF LESSOR WHICH WILL NOT BE UNREASSONABLY WITHHELD; PROVIDED, HOWEVER, THAT LESSEE MAY ASSIGN ITS RIGHTS IN THE AIRCRAFT AND THIS LEASE TO TENNESSEE RESTAURANT COMPANY UPON GIVING LESSOR NOT LESS THAN FORTY-FIVE (45) DAYS PRIOR WRITTEN NOTICE OF SUCH ASSIGNMENT, AND IN SUCH EVENT LESSEE AND TENNESSEE RESTAURANT COMPANY WILL SIGN SUCH ASSIGNMENT DOCUMENTATION AS LESSOR MAY REASONABLY REQUEST. Lessee shall not permit any engine to be used on any other Aircraft. Lessee shall keep the Aircraft each engine and any part thereof free and clear of all liens and encumbrances other than those which result from (i) the respective rights of Lessor and Lessee as herein provided; (ii) liens arising from the acts of Lessor; (iii) liens for taxes not yet due; and (iv) inchoate materialmen's, mechanics',

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ILLEGIBLE, employees or other like liens arising from the ordinary course of business of Lessee for sums not yet delinquent or being contested in good faith (and for the payment of which adequate assurances in Lessor's judgment have been provided Lessor).

      (b) Lessor and any assignee of Lessor may assign this Lease, or any party hereof and/or the Aircraft subject hereto provided that such assignment shall be subject to this Lease and the rights of the Lessee under it. Lessee hereby waives and agrees not to assert against any such assignee, or assignee's assigns, any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever.

IX. LOSS, DAMAGE AND STIPULATED LOSS VALUE: Lessee hereby assumes and shall bear the entire risk of any loss, theft, confiscation, expropriation, requisition, damage to, or destruction of, the Aircraft, any engine or part thereof from any cause whatsoever. Lessee shall promptly and fully notify Lessor in writing if the Aircraft, or any engine thereto shall be or become worn out, lost, stolen, confiscated, expropriated, requisitioned, destroyed, irreparably damaged or permanently rendered unfit for use from any cause whatsoever (such occurrences being hereinafter called "Casualty Occurrences"). In the event that, in the opinion of Lessor, a Casualty Occurrence has occurred which affects only the engine(s) of the Aircraft, then Lessee, at its own cost and expense, shall replace such engine with an engine acceptable to Lessor and shall cause title to such engine to be transferred to Lessor for lease to Lessee hereunder. Upon transfer of title to Lessor of such engine(s), such engine shall be subject to the terms and conditions of this Lease, and Lessee shall execute whatever documents or filings Lessor deems necessary and appropriate in connection with the substitution of such replacement engine for the original engine. In the event that, in the opinion of Lessor, a Casualty Occurrence has occurred in respect to the Aircraft in its entirety, on the Rent Payment Date next succeeding a Casualty Occurrence (the "Payment Date"), Lessee shall pay Lessor the sum of
(a) the Stipulated Loss Value as set forth in Annex F calculated as of the Rent Payment Date immediately preceding such Casualty Occurrence; and (b) all Rent and other amounts which are due hereunder as of the Payment Date. Upon payment of all sums due hereunder, the Terms of this Lease as to the Aircraft shall terminate and Lessor shall be entitled to recover possession of the salvage thereof.

X. INSURANCE: Lessee shall secure and maintain in effect at its own expense throughout the Term hereof insurance against such hazards and for such risks as Lessor may direct. All such insurance shall be with companies satisfactory to Lessor. Without limiting the generality of the foregoing, Lessee shall maintain (a) breach of warranty insurance, (b) liability insurance covering public liability and property, cargo and environmental damage (against hazards and risks as is generally available in the industry with respect to like Aircraft), in amounts not less than twenty (20) million U.S. dollars with any single occurrence, (c) all-risk aircraft hull and engine insurance (including, without limitation, foreign object damage insurance) in an amount which is not less than the Stipulated Loss Value, and
(d) confiscation and war risk insurance. All insurance shall name the Lessor as owner of the Aircraft and as loss payee and additional insured (without responsibility for premiums) and shall provide that any cancellation or substantial change in coverage shall not be effective as to the Lessor for thirty (30) days after receipt by Lessor of written notice from such insurer(s) of such cancellation or change (or in the case of war risk such lesser period as customarily available), shall insure Lessor's interest regardless of any breach or violation by Lessee of any warranties, declarations or conditions in such policies, shall include a severability of interest clause providing that such policy shall operate in


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the same manner as if there were a separate policy covering each insured, shall waive any right of set-off against Lessee or Lessor, and shall waive any rights of subrogation against Lessor. Such insurance shall be primary and not be subject to any offset by any other insurance carried by Lessor or Lessee. Upon the occurrence of an Event of Default, Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for and to receive payment of and to execute or endorse all documents, checks or drafts in connection with all policies of insurance in respect of the Aircraft. Any expense of adjusting or collecting insurance proceeds shall be borne by Lessee. Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace the Aircraft or any part thereof or (ii) satisfy any obligation of Lessee to Lessor hereunder. Any balance remaining (taking into account salvage of the Aircraft) which is above Fair Market Value, as defined in Section XIX, as of the date of the loss shall be returned to Lessee.

XI.   RETURN OF AIRCRAFT:

      (a) Upon the expiration or termination of this Lease, Lessee, at its own expense, will return the Aircraft and shall deliver all logs, manuals and data, including without limitation inspection, modification and overhaul records required to be maintained with respect thereto under this Lease or under the applicable rules and regulations of the FAA and under the manufacturer's recommended maintenance program, along with a currently effective FAA airworthiness certificate to Lessor to any location within the continental United States as Lessor shall direct. Lessee shall, upon request, assign to Lessor its rights under any manufacturer's maintenance service contract or extended warranty for the Aircraft, any engine or part thereof. All expenses for return of the Aircraft and delivery of the aforementioned logs, manuals and data shall be borne by Lessee. The Aircraft shall be returned in the condition in which the Aircraft is required to be maintained pursuant to Section VII hereof, but with all logos or other identifying marks of Lessee removed. Additionally, the Lessee (i) shall have had completed within thirty (30) days prior to return, the next required annual inspection on the Aircraft, and the next periodic inspection on each engine; (ii) shall assure that each engine shall have available operating hours until both the next scheduled "hot section" inspection and next scheduled major overhaul of not less than 50% of the total operating hours respectively available between such hot section inspections or major overhauls; and (iii) shall assure that the airframe shall have at least: (aa) one-half the available operating hours; and (bb) one-half the available operating months until the next schedule major airframe inspection allowable between major airframe inspections.

      (b) Upon the return of the Aircraft: (i) each fuel tank shall contain the same quantity of fuel as was contained in such tanks when such Aircraft was delivered to Lessee, (which shall be presumed to be 50 percent (50%) of full capacity unless otherwise specified in the purchase order or other purchase documents or, in the case of differences in such quantity, an appropriate adjustment will be made by payment at the then current market price of fuel.

      (c) Upon return of the Aircraft, Lessor shall arrange for the inspection of same within one hundred and twenty (120) days of return to determine if the Aircraft has been maintained and returned in accordance with the provisions hereof. Lessee shall be responsible for the cost of such inspection and shall pay Lessor such amount as additional Rent within ten
(10) days of demand for same. Lessor shall promptly provide Lessee with a copy of the invoice and the inspection report. In the event that the results of such inspection indicate that the Aircraft, any engine thereto or part thereof, has not been


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maintained or returned in accordance with the provisions hereof, Lessee shall pay to Lessor within thirty (30) days of demand, as liquidated damages, the estimated cost ("Estimated Cost") of servicing or repairing the Aircraft, engine or part. The Estimated Cost shall be determined as follows: Each of Lessee and Lessor shall obtain one quote, from a qualified, unaffiliated entity as to the cost of performing such service or repairs. Lessee shall bear the cost, if any, incurred by Lessor in obtaining such quotes. If such quotes are not the same, and the parties cannot agree on an Estimated Cost the parties shall select an independent appraiser to determine the Estimated Cost, which appraisal shall be final and binding on both parties.

      (d) If Lessee fails to return the Aircraft on termination or expiration of the Term, Lessor shall be entitled to damages equal to the higher of (i) the Rent for the Aircraft, pro-rated on a per diem basis, for each day the Aircraft is retained in violation of the provisions hereof; or
(ii) the daily fair market rental for the Aircraft at termination or expiration, as applicable. Such damages for retention of the Aircraft after termination or expiration of the Term shall not be interpreted as an extension or reinstatement of the Term.

      (e) All of Lessor's rights contained in this Section shall survive the expiration or other termination of this Lease.

XII. EVENTS OF DEFAULT: The term "Event of Default", wherever used herein, shall mean any of the following events under this Lease, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body: (a) Lessee shall fail to make any payment of Rent within ten (10) days after receipt of written notice the same shall become due; or (b) Lessee shall fail to keep in fully force and effect insurance required under this Lease; or (c) Lessee shall or shall attempt to (except as expressly permitted by the provisions of this Lease) remove, sell, transfer, encumber, part with possession of, assign or sublet the Aircraft, any engine or any part thereof, use the Aircraft for an illegal purpose, or permit the same to occur; or (d) Lessee shall fail to perform or observe any covenant, condition or agreement not included within
(a), (b) or (c) above which is required to be performed or observed by it under this Lease or any agreement, document or certificate delivered by Lessee in connection herewith, and such failure shall continue for twenty
(20) days after receipt of written notice thereof from Lessor to Lessee; or
(e) any representation or warranty made by Lessee in this Lease or any agreement, document or certificate delivered by Lessee in connection herewith or pursuant hereto shall prove to have been incorrect in any material respect when any such representation or warranty was made or given (or, if a continuing representation or warranty, at any material time); or (f) Lessee shall generally fail to pay its debts as they become due or shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee shall, by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law (other than a law which does not provide for or permit the readjustment or alteration of Lessee's obligations hereunder) providing for the reorganization or liquidation of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or (g) a petition is filed against Lessee in a proceeding under applicable bankruptcy laws or other insolvency laws (other than any law which does not provide for or permit any readjustment or alteration of Lessee's obligations hereunder in each case), as now or hereafter in effect, and is not withdrawn or dismissed within ninety (90) days thereafter, or if, under the provisions of any law (other than any law which does not provide for or permit any readjustment or alteration of Lessee's obligations hereunder in each case) providing for reorganization or liquidation of corporations which may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of sixty (60) days; or (h) Lessee breaches or is in default beyond notice and reasonable cure period, if any, under any other agreement by and between Lessor and Lessee; or (i) there is a material adverse change in the financial condition of Lessee from the time of execution hereof.

XIII. REMEDIES:

      (a) Upon the occurrence of any Event of Default and so long as the same shall be continuing, Lessor may, at its option, at any time thereafter, exercise one or more of the following remedies, as Lessor in its sole discretion shall lawfully elect: (i) demand that Lessee forthwith pay as liquidated damages, for loss of a bargain and not as a penalty, an amount equal to the Stipulated Loss Value of the Aircraft, computed as of the Basic Rent Date immediately preceding such demand together with all Rent and other amounts due and payable for all periods up to and including the Basic Rent Date following the date on which Lessor made its demand for liquidated damages; (ii) demand that Lessee pay all amounts due for failure to maintain or return the Aircraft as provided herein and cause Lessee to assign to Lessor Lessee's rights under any manufacturer's service program contract or any extended warranty contract in force for the Aircraft; (iii) proceed by appropriate court action, either at law or in equity, to enforce the performance by Lessee of the applicable covenants of this Lease or to recover damages for breach hereof; (iv) by notice in writing terminate this Lease, whereupon all rights of Lessee to use of the Aircraft or any part thereof shall absolutely cease and terminate, and Lessee shall forthwith return the Aircraft in accordance with Section XI, but Lessee shall remain liable as provided in Section XI; (v) request Lessee to return the Aircraft to a designated location in accordance with Section XI; (vi) enter the premises, with or without legal process, where the Aircraft is believed to be and take possession thereof; (vii) sell or otherwise dispose of the Aircraft at private or public sale, in bulk or in parcels, with or without notice, and without having the Aircraft present at the place of sale; (viii) lease or keep idle all or part of the Aircraft; (ix) use Lessee's premises for storage pending lease or sale or for holding a sale without liability for rent or costs; (x) collect from Lessee all costs, charges and expenses, including reasonable legal fees and disbursements, incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto; (xi) in the case of a failure of Lessee to comply with any provision of this Lease, Lessor may effect such compliance, in whole or in part, and collect from Lessee as additional Rent, all monies spent and expenses incurred or assumed by Lessor in effecting such compliance; and/or
(xii) declare any default under the terms of this Lease to be a default under any other agreement between Lessor and Lessee. Lessor shall, at all times, act in a commercially reasonable manner with regard to any disposition of the Aircraft pursuant to this Paragraph (a).

      (b) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute.

      (c) Lessor shall have the right to any proceeds of sale, lease or other disposition of the Aircraft, if any, and shall have the right to apply same in the following order of priorities: (i) to pay all of Lessor's costs, charges
and expenses incurred     enforcing its rights hereunder or in taking,
removing, holding, repairing, selling, leasing or otherwise disposing of the Aircraft; then, (ii) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee hereunder; then (iii) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (iv) any surplus shall be retained by Lessor.

      (d) Waiver of any default shall not be a waiver of any other or subsequent default. Lessor's effecting compliance in accordance with sub-section (a)(xi) hereof shall not constitute a waiver of an Event of Default. The failure or delay of Lessor in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by Lessor shall not exhaust the same or constitute a waiver of any other right provided for in this Lease.

XIV. NET LEASE; NO SET-OFF, ETC: This Lease is a net lease. Lessee's obligation to pay Rent and other amounts due hereunder shall be absolute and unconditional. Lessee shall not be entitled to any abatement or reduction of, or set-offs against, said Rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict tort of Lessor) of Lessee against Lessor under this Lease or otherwise. Except as otherwise expressly stated in Sections IX, XVIII and XIX herein, nor shall this Lease terminate or the obligations of Lessee be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, the Aircraft from whatsoever cause. it is the intention of the parties that Rent and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.

XV.   INDEMNIFICATION:

      (a) Lessee hereby agrees to indemnify, save and keep harmless Lessor, its agents, employees, successors and assigns from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including reasonable legal expenses, of whatsoever kind and nature, in contract or tort or otherwise, except for those caused solely by the gross negligence or willful misconduct of Lessor, and including, but not limited to, Lessor's strict liability in tort, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Aircraft, the ownership of Aircraft during the Term of this Lease, and the delivery, lease, possession, maintenance, use, condition, return or operation of the Aircraft (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement), or (ii) the condition of the Aircraft sold or disposed of after use by Lessee, any sublessee or employees of Lessee; provided that the foregoing indemnity shall not extend to any losses, damages, penalties, injuries, claims, actions or suits to the extent attributable to acts or events which occur after the Aircraft is no longer leased to the Lessee under this Lease. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

      (b) Lessee hereby represents and warrants that (i) on the Commencement Date, the Aircraft will qualify for all of the items of deduction and credit specified in Annex B ("Tax Benefits") in the hands of Lessor (all references to Lessor in this Section XV include Lessor and the consolidated taxpayer group of which Lessor is a member), and (ii) at no time during the Term of
this Lease will Lessor take or omit to take, nor will     permit any such
sublessee or assignee to take or omit to take, any action (whether or not such act or omission is otherwise permitted by Lessor or the provisions of this Lease), which will result in the disqualification of the Aircraft for, or recapture of, all or any portion of such Tax Benefits.

      (c) If as a result of a breach of any representation, warranty or covenant of the Lessee contained in this Lease (i) tax counsel of Lessor shall determine that Lessor is not entitled to claim on its federal income tax return all or any portion of the Tax benefits with respect to any Aircraft, or (ii) any such Tax Benefit claimed on the Federal income tax return of Lessor is disallowed or adjusted by the Internal Revenue Service, or (iii) any such Tax Benefit is recomputed or recaptured (any such determination, disallowance, adjustment, recomputation or recapture being hereinafter called a "Loss"), then Lessee shall pay to Lessor, as an indemnity and as additional Rent, such amount as shall, in the reasonable opinion of Lessor, cause Lessor's after-tax economic yields and cash flows, computed on the same assumptions, including tax rates (unless any adjustment has been made under Section III hereof, in which case the Effective Rate used in the next preceding adjustment shall be substituted), as were utilized by Lessor in originally evaluating the transaction (such yields and flows being hereinafter called the "Net Economic Return") to equal the Net Economic
Return that would have been realized by Lessor if such loss had not occurred. Such amount shall be payable on demand accompanied by a statement describing in reasonable detail such Loss and the computation of such amount.

      (d) All of Lessor's rights, privileges and indemnities contained in this Section shall survive the expiration or other termination of this Lease and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

XVI. DISCLAIMER: LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE AIRCRAFT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES AND THAT LESSOR IS LEASING THE AIRCRAFT IN AN "AS IS" CONDITION. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE AIRCRAFT LEASED HEREUNDER OR ANY COMPONENT THEREOF, OR ANY ENGINE INSTALLED THEREON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO CONDITION, AIRWORTHINESS, DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following, except if caused by the gross negligence or willful misconduct of Lessor (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Aircraft, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Aircraft or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Aircraft. If, and so long as, no Event of Default exists under this Lease, Lessee shall be, and hereby is, authorized during the Term to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Equipment.

XVII. REPRESENTATIONS AND WARRANTIES OF LESSEE: Lessee hereby represents and warrants to Lessor that on the date hereof and at all times during the Term hereof:

      (a) Lessee has adequate power and capacity to enter into, and perform under, this Lease and all related documents (together, the "Documents") and is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Aircraft is to have its primary hangar location, and any jurisdiction requiring such qualifications.

      (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws.

      (c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

      (d) The entry into and performance by Lessee of the Documents will not:
(i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or By-Laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Aircraft pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Lease) to which Lessee is a party.

      (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Lease.

      (f) The Aircraft is and will remain tangible personal property.

      (g) Lessee has received a copy of the survey completed in accordance with Section I hereof. Since the date thereof, there has not occurred any material change in the configuration or condition of the Aircraft (except such modifications or repairs specified in such survey as being necessary to undertake) and neither engine has accrued more than fifty (50) operating hours since the date of such survey.

      (h) Each Balance Sheet and Statement of Income delivered to Lessor has been prepared in accordance with generally accepted accounting principles, and since the date of the most recent such Balance Sheet and Statement of income, there has been no material adverse change.

      (i) Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation (specified in the first sentence of this Lease) and Lessee is and will continue to be a "Citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act. Unless Lessor has consented in writing, Lessee shall not consolidate, reorganize or merge into any other corporation or entity or sell, convey, transfer or lease all or substantially all of its property during the Term hereof; provided that Lessee may merge or consolidate with or into Tennessee Restaurant Company or assign its interests in the Aircraft and this Lease to Tennessee Restaurant Company upon giving Lessor not less than forty-five (45) days prior written notice thereof and in such event Lessee and Tennessee Restaurant Company will sign such assignment documents as lessor may reasonably request.

      (j) The chief executive office or chief place of business (as either of such terms is used in Article 9 of the uniform Commercial Code) of Lessee is located at the address set forth above, and Lessee agrees to give Lessor prior written notice of any relocation of said chief executive office or chief place of business from its present location.

      (k) A copy of this Lease, and a current and valid AC Form 8050-1 will be kept on the Aircraft at all times during the Term of this Lease.

      (l) Lessee has selected the Aircraft, manufacturer and vendor thereof, and all maintenance facilities required thereby.

      (m) Lessee shall maintain all logs, books and records (including any computerized maintenance records) pertaining to the Aircraft and engines and their maintenance during the Term in accordance with FAA rules and regulations.

      (n) Lessee shall not operate the Aircraft under Part 135 of the Federal Aviation Regulations without the prior written approval of Lessor.

      (o) Lessee shall notify the FAA forty-eight (48) hours prior to the first flight of the Aircraft.

XVIII. EARLY TERMINATION:

      (a) On or after the First Termination Date (specified in Annex B), Lessee may, so long as no Event of Default exists hereunder, terminate this Lease upon at least ninety (90) days prior written notice to Lessor effective on the Rent Payment Date ("Termination Date") specified in such notice, in addition to other termination rights contained in Addendum No. 3 to Annex B.

      (b) Lessee shall, and Lessor may, solicit cash bids for the Aircraft on an AS IS, WHERE-IS basis without recourse to or warranty from Lessor, express or implied ("AS IS BASIS"). Prior to the Termination Date, Lessee shall, (i) certify to Lessor any bids received by Lessee; and (ii) pay to Lessor, (a) the Termination Value (calculated as of the Termination Date) for the Aircraft; and (b) all Rent and other sums due and unpaid as of the Termination Date. Neither Lessee nor its Affiliates shall be permitted to bid.

      (c) Provided that all amounts due hereunder have been paid on the Termination Date, Lessor shall (i) sell the Aircraft on an AS IS BASIS for cash to the highest bidder; and (ii) refund the proceeds of such sale (net of any related expenses) to Lessee up to the amount of the Termination Value paid by Lessee. If such sale is not consummated, no termination shall occur and Lessor shall refund the Termination Value (less any expenses incurred by Lessor) to Lessee, but Lessee may solicit new bids and Lessee's election, until the Aircraft is sold.

      (d) Notwithstanding the foregoing, Lessor may elect by written notice, at any time prior to the Termination Date, not to sell the Aircraft. In that event, on the Termination Date Lessee shall: (i) return the Aircraft (in accordance with Section XI); and (ii) pay to Lessor all amounts required under Section XVIII(b) less the amount of the highest bid certified by Lessee to Lessor.

XIX. PURCHASE OPTION:

      (a) So long as there is no Event of Default hereunder and the lease has not been earlier terminated, Lessee may at Lease expiration, upon at least ninety (90) but not more than one hundred and eighty (180) days prior written notice to Lessor, purchase the Aircraft on an AS IS BASIS for cash equal to its then Fair Market Value (plus all applicable sales taxes) in addition to other purchase options contained in Addenda Nos. 1 and 2 to Annex 8.

      (b) "Fair Market Value" shall mean the price which a willing buyer (who is neither a lessee in possession nor a used equipment dealer) would pay for the Aircraft in an arm's-length transaction to a willing seller under no compulsion to sell; PROVIDED, HOWEVER, that in such determination: (i) the Aircraft shall be assumed to be in the condition in which it is required to be maintained and returned under this Lease; (ii) in the case of any installed additions to the Aircraft, same shall be valued on an installed basis; and (ii) costs of removal of the Aircraft from the current location shall not be a deduction from such valuation. If Lessor and Lessee are unable to agree on the Fair Market Value at least sixty (60) days before Lease expiration, Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine Fair Market Value, and that determination shall be final, binding and conclusive. Lessee shall bear all costs associated with any such appraisal.

      (c) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same within fifteen (15) days after Fair market Value is determined (by agreement or appraisal).

XX. MISCELLANEOUS:

      (a) Unless and until Lessee exercises its rights under Section XVIII or XIX above, nothing herein contained shall give or convey to Lessee any right, title or interest in and to the Aircraft except as a lessee under this Lease.

Any cancellation or termination by Lessor, pursuant to the provisions of this Lease, or any supplement or amendment hereto, or the lease of any Aircraft hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder. All Aircraft shall at all times remain personal property of Lessor regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof.

      (b) Time is of the essence of this Lease. Lessee agrees, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor. LESSEE HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS,
                                      15

TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION. In the event of litigation, this Lease may be filed as a written consent to a trial by the court. All notices required to be given hereunder shall be deemed adequately given if delivered in hand or sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have designated in writing. This Lease and any Annexes hereto constitute the entire agreement of the parties with respect to the subject matter hereof, and all Annexes referenced herein are incorporated herein by reference. NO VARIATION OR MODIFICATION OF THIS LEASE OR ANY WAIVER OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF EACH PARTY HERETO.

      (c) Excluding Rent, any other amount due hereunder and not paid to Lessor within ten (10) days of receipt of notice that it is overdue shall bear interest, both before and after any judgment or termination hereof, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. Any provisions in this Lease which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

XXI. TRUTH-IN-LEASING:

      (a) LESSEE HAS REVIEWED THE AIRCRAFT'S MAINTENANCE AND OPERATION LOGS SINCE ITS DATE OF MANUFACTURE AND HAS FOUND THAT THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS. LESSEE CERTIFIES THAT THE AIRCRAFT PRESENTLY COMPLIES WITH THE APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS.

      (b) LESSEE CERTIFIES THAT LESSEE, AND NOT LESSOR, IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE DURING THE TERM HEREOF. LESSEE FURTHER CERTIFIES THAT LESSEE UNDERSTANDS ITS RESPONSIBILITY FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

      (c) LESSEE CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. LESSEE UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.

       IN WITNESS WHEREOF, Lessee and Lessor have caused this Lease to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                LESSEE:
General Electric Capital Corporation   TRC Realty Co.
------------------------------------   ---------------------------------------

By: /s/ Michael Hornby                 By: /s/ signature
    --------------------------------   ---------------------------------------

Title: Region Credit Analyst           Title: Vice President
       -----------------------------          --------------------------------

                               ANNEX A

     DESCRIPTION OF AIRCRAFT, LESSOR'S COST, AND AIRCRAFT MARKINGS

1.   DESCRIPTION

ONE (1) USED 1992, BEECHJET 400A Aircraft which consists of the following components:

(a) Airframe bearing FAA Registration Mark N 998GP and Manufacturer's Serial No. RK-32;

(b) TWO, (2) PRATT & WHITNEY JT-15D-5 engines bearing Manufacturer's Serial Nos. PCE-100248 and PCE-100245, respectively (each of which has 750 or more rated takeoff horsepower or the equivalent of such horsepower);

(c) Standard accessories and optional equipment and such other items fitted or installed on the Aircraft and set forth hereinafter:

AVIONICS PACKAGE:
Three Tube EFIS
Collins Pro Line IV all digital package
Collins FMS 850 flight management with data Base
Dual Collins AHC-85E AHRS
Dual Collins ADC-850 air data computer with altitude encoder
Collins APS-85 autopilot
Collins AAP-850 altitude awareness control
Rosemont probe
Collins CMA-764 VLF omega long range NAV
Collins WXR-850 doppler turbulence avoidance radar
Dual Collins VHF-422A Comms
Dual Collins VIR-432 Navs
Collins ADF-462 ADF receiver
Dual market beacons
Dual glide slopes
Dual Collins DME-442 distance measuring equipment
Dual Collins TDR-94 mode "S" transponders
Collins ALT-55B radar altimeter
Collins SDU-640A RMI
J.E.T. standby horizon
Dual digital clocks with timers
Fairchild A100A CVR
Wulfsberg Elitefone VI
Passenger briefing system
Flight hour meter
Cabin display -- true airspeed, altitude, temperature and time
Engine synchronizer

FEATURES:
Supplemental Freon Air Modifications (Hangar One); 400A Aft baggage compartment extension (Hangar One); Fresh 400 inspection.

INTERIOR:
Freon air conditioning
Seven place cabin:  6 chairs (3 swiveling) and belted
                    Flushing toilet
6 drawer refreshment cabinet
3 drawer pyramid cabinet with flitephone
2 folding tables
Aft. vanity with water tank
Dual cockpit relief robes
Custom ice/cooler cabinet
Panasonic AG-513 television/VCR
Pioneer CDX-M4O CD player
Pioneer GM-800 4 channel amplifier
Pioneer DEX-M400 cordless remote control unite
Headliner: oyster ultrasuede
Cabin chairs: Light gray with English elm trim
Sidewalls: light gray with blue accent

EXTERIOR:
Overall:  Matterhorn white, March 1994
Stripe:   Yellow and Blue Stripes
Tail logo lights, Wing ice lights

(d) Those items of Lessee Furnished Equipment described in a bill of sale or bills of sale therefor (copies of which are appended hereto), delivered by Lessee to Lessor which constitute appliances and equipment which will be installed on the Aircraft;

(e)  Sales Tax $266,000.00; State of Illinois (to be paid directly by Lessee.)

                                     Capitalized Lessor's Cost  $3,800,000.00

II.  Aircraft Markings (referenced in Section VII of Lease)

     (a) Four-by-six inch plaque to be maintained in cockpit and affixed in conspicuous position stating:

          GENERAL ELECTRIC CAPITAL CORPORATION,
          Owner and Lessor. TRC REALTY CO.
          Lessee under a certain Lease dated as
          of 4-14, 1994, has operational control
          of this aircraft.
     (b)  Similar markings shall be permanently affixed to each engine.

Initials:

  Lessee: [cad 157]SIGNATURE[cad 179]

  Lessor: [cad 157]SIGNATURE[cad 179]

                                    ANNEX B

                           SCHEDULE OF FINANCIAL TERMS

                            (10-year Basic Lease Term)


Basic Term Commencement Date:     4-14-94
Basic Term:                       One Hundred Twenty (120) months
                                  -------------------------------

Advance Rent:                     (a)  Amount:   $190,000.00
                                                 -------------------------------
                                  (b)  Due Date: Upon Acceptance
                                                 -------------------------------
Interim Rent:                     Due Date:      N/A
                                                 -------------------------------
First Basic Rent Date:            4-14-94
                                  ----------------------------------------------
Basic Rent Dates:                 14th of each month thereafter
                                  ----------------------------------------------
First Termination Date:           Thirty-Six (36) months after the
                                  ----------------------------------------------
                                  Basic Term Commencement Date
                                  ----------------------------------------------
Early Purchase Option Date(s):    Thirty-Six (36) months and
                                  ----------------------------------------------
                                  Sixty (60) months
                                  ----------------------------------------------
                                  (Please refer Addendum No. 1 and
                                  ----------------------------------------------
                                  Addendum No. 2)
                                  ----------------------------------------------
Cancellation Option:              Please refer to Addendum No. 3
                                  ----------------------------------------------
Last Basic Rent Date:             3-14-04
                                  ----------------------------------------------
Expiration Date:                  4-14-04
                                  ----------------------------------------------



Daily Lease Rate Factor:                  Factor                  Rental No.
                                  --------------------         -----------------
                                         0.16667%                      1
                                  --------------------         -----------------
                                         0.02965%                     2-60
                                  --------------------         -----------------
                                         0.03164%                    61-120
                                  --------------------         -----------------
Basic Term Lease Rate Factor(s):          Factor                  Rental No.
                                  --------------------         -----------------
                                         5.00000%                      1
                                  --------------------         -----------------
                                         0.88947%                     2-60
                                  --------------------         -----------------
                                         0.94915%                    61-120
                                  --------------------         -----------------
Primary Hangar Location:          Palwaukee Municipal Airport
                                  ----------------------------------------------
                                  Wheeling, IL 60090
                                  ----------------------------------------------
Last Delivery Date:               December 31, 1994
                                  ----------------------------------------------
Tax Benefits:                     200% declining balance method, switching to
                                  ----------------------------------------------
                                  straight line method for the first taxable
                                  ----------------------------------------------
                                  year for which using the straight line method
                                  ----------------------------------------------
                                  with respect to the adjusted basis as of the
                                  ----------------------------------------------
                                  beginning of such year will yield a larger
                                  ----------------------------------------------
                                  allowance.
                                  ----------------------------------------------
                                  Recovery Period: Five (5) years.
                                  ----------------------------------------------
                                  Basis: 100% of Capitalize Lessor's Cost
                                  ----------------------------------------------


Initials:
  Lessee:
  Lessor:

                                       ANNEX C

                    PURCHASE DOCUMENT(S) ASSIGNMENT AND CONSENT

            THIS PURCHASE DOCUMENT(S) ASSIGNMENT ("Assignment") is dated as of 4-14-94 by and between GENERAL ELECTRIC CAPITAL CORPORATION (the "Lessor") and TRC REALTY CO. (the "Lessee").

                                 W I T N E S S E T H :

     Lessor and Lessee have entered into an Aircraft Lease dated as of 4-14-94 (the "Lease") pursuant to which Lessee has agreed to lease from Lessor the Aircraft referred to therein. (All terms used herein which are not otherwise defined shall have the meaning ascribed to them in the Lease.)

     Lessee desires to lease rather than purchase the Aircraft and Lessor is willing to acquire certain of Lessee's rights and interests under the purchase order(s) or purchase contracts (hereinafter either referred to as the "Purchase Documents") which Lessee has heretofore issued to the Supplier(s) of such Aircraft.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, Lessor and Lessee hereby agree as follows:

SECTION I.     ASSIGNMENT:

     (a) Lessee does hereby assign and set over to Lessor all of Lessee's rights and interests in and to such Aircraft and the Purchase Documents, description of such Purchase Documents is attached hereto as Schedule I, as the same relate to such Aircraft including, without limitation, in such assignment (i) the right to purchase the Aircraft pursuant to the Purchase Documents, and the right to take title to such Aircraft and to be named the purchaser in the bill of sale for such Aircraft, (ii) all claims for damages in respect of the Aircraft purchased by Lessor arising as a result of any default by the Supplier thereof under the related Purchase Documents, including, without limitation, all warranty and indemnity provisions contained in such Purchase Documents, and all claims arising thereunder, in respect of such Aircraft, and (iii) any and all rights of Lessee to compel performance of the terms of such Purchase Documents.

     (b) If, and so long as, no default or event which, with notice and the lapse of time or both, would constitute a default under the Lease has occurred and is continuing, Lessee shall be, and is hereby authorized on behalf of Lessor in the name of Lessee to exercise all rights and powers of the purchaser under all Purchase Documents with respect to such Aircraft and to retain any recovery or benefit resulting from the enforcement of any warranty, indemnity or right to damages under the Purchase Documents or otherwise existing against the Supplier in respect of such Aircraft.

     (c) Lessor agrees that it will promptly provide Lessee all notices and communications it receives in connection with the Aircraft.

SECTION 2.    CONTINUING LIABILITY OF LESSEE:

     It is expressly agreed that, anything herein contained to the contrary notwithstanding: (a) Lessee shall at all times remain liable to the Supplier to perform all of the duties and obligations of the purchaser under the Purchase Documents to the same extent as if this Agreement had not been executed, (b) the execution of this Agreement shall not modify any contractual rights of the Supplier under the Purchase Documents and the liabilities of the Supplier under the Purchase Documents shall be to the same extent and continue as if this Agreement had not been executed, (c) the exercise by the Lessor of any of the rights assigned hereunder shall not release Lessee from any of its duties or obligations to the Supplier under the Purchase Documents, and (d) Lessor shall not have any obligation or liability under the Purchase Documents by reason of, or arising out of, this Agreement or be obligated to perform any of the obligations or duties of Lessee under the Purchase Documents or to make any payment (other than under the terms and conditions set forth in the Lease) or to make any inquiry of the sufficiency of or authorization for any payment received by any Supplier or to present or file any claim or to take any other action to collect or enforce any claim for any payment assigned hereunder.

     IN WITNESS WHEREOF, Lessee has caused this Assignment to be executed this 14th day of April, 1994 by its duly authorized representative.

                                    LESSEE: TRC REALTY CO.


                                        BY: [SIGNATURE]
                                            ------------------------------------
                                     TITLE: [SIGNATURE]
                                            ------------------------------------
                                      DATE: 4-14-94
                                            ------------------------------------


     The foregoing Assignment is hereby accepted this 14th day of April, 1994.

LESSOR: GENERAL ELECTRIC CAPITAL CORPORATION



BY:    [SIGNATURE]
------------------------------------
TITLE: [SIGNATURE]
------------------------------------
DATE:  4-14-94
------------------------------------


                                     CONSENT AND AGREEMENT

     Supplier hereby consents ("Consent") to the above Assignment and agrees not to asset any claims against Lessor or Lessee inconsistent with such Assignment. Supplier agrees that the Purchase Documents are hereby amended as necessary to provide as follows:

     (a) Title to and risk of loss of the Aircraft shall pass to Lessor upon Lessee's execution of the Certificate of Acceptance for such Aircraft; and

     (b) Supplier hereby waives and discharges any security interest, lien or other encumbrance in or upon the Aircraft and agrees to execute such documents as Lessor may request evidencing the release of any such encumbrance and the conveyance of title thereto to Lessor.

     (c) Supplier agrees that on and after the date this Consent is executed it will not make any addition to or delete any items from the Purchase Documents referred to in the Assignment without the prior written consent of both Lessor and Lessee.

     IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed this _____ day of April, 1994 by its duly authorized representative.

                                  SUPPLIER:



                                            Jet Trading International, Inc.
                                            ------------------------------------
                                        BY: [SIGNATURE]
                                            ------------------------------------
                                     TITLE: [SIGNATURE]
                                            ------------------------------------
                                      DATE:
                                            ------------------------------------


                            Schedule No. 1
                                  to
                                Annex C
                                  to
                            Aircraft Lease

                          PURCHASE DOCUMENTS

1. Aircraft Purchase Agreement between TRC REALTY CO. and JET TRADING INTERNATIONAL, INC. dated as of 4-14, 1994.

2.  Manufacturer's Full Warranty Bill of Sale to Lessor dated 4-14, 1994.

3.  FAA Bill of Sale.

                                   ANNEX E

                          CERTIFICATE OF ACCEPTANCE

                                    under

      AIRCRAFT LEASE dated as of     4-14      , 1994 (the "Lease"), between
GENERAL ELECTRIC CAPITAL CORPORATION, as lessor (the "Lessor"), and TRC Realty Co., as lessee (the "Lessee").

      A. THE AIRCRAFT: Lessee hereby certifies that the Aircraft as set forth and described in Schedule I hereto has been delivered to Lessee, inspected by Lessee, found to be in good order and fully equipped to operate as required under applicable law for its intended purpose, and is, on the date as set forth below, and fully and finally accepted under the Lease.

      B. REPRESENTATIONS BY LESSEE: Lessee hereby represents and warrants to Lessor that on the date hereof:

         (1) The representations and warranties of Lessee set forth in the Lease and all certificates and opinions delivered in connection therewith were true and correct in all respects when made and are true and correct as of the date hereof.

         (2) Lessee has satisfied or complied with all conditions precedent and requirements set forth in the Lease, and the Commitment Letter (if any), which are required to be or to have been satisfied or complied with on or prior to the date hereof.

         (3) No Default or Event of Default under the Lease has occurred and is continuing on the date hereof.

         (4) Lessee has obtained, and there are in full force and effect, such insurance policies with respect to the Aircraft, as such term is defined in the Lease, as are required to be obtained under the terms of the Lease.

         (5) Lessee has furnished no equipment for the Aircraft other than as sold to Lessor and as stated on Schedule 1 hereto or permitted as an Addition thereto pursuant to the Lease.

         Date and Delivery of Acceptance:  4-14-94
                                         -------------

      IN WITNESS WHEREOF, Lessee has caused this Certificate of Acceptance to be duly executed by its officers thereunto duly authorized.

                   TRC Realty Co.
                   ---------------------------
                   By: /s/ signature
                       -----------------------
                   Title: Vice President
                          --------------------
                   Date:     4-14-94
                         ---------------------

                           PURCHASE DOCUMENTS:

1.  Aircraft Purchase Agreement between TRC Realty Co. and Jet Trading
International, Inc. dated as of   4-14  , 1994.

2.  Manufacturer's Full Warranty Bill of Sale to Lessor dated 4-14-94, 1994.

3.  FAA Bill of Sale

                                 ANNEX F

                STIPULATED LOSS AND TERMINATION VALUES

The Stipulated Loss and Termination Value of the Aircraft shall be the percentage of Capitalized Lessor's Cost of the Aircraft* set forth opposite the applicable rent payment.

               *Capitalized Lessor's Cost $3,800,000.00.

Interim Period and
    Basic Rent           Stipulated Loss             Termination
  Payment Number            Value                       Value
---------------          --------------              -----------
      41                     87.546                     87.546
      42                     87.120                     87.120
      43                     86.690                     86.690
      44                     86.255                     86.255
      45                     85.816                     85.816
      46                     85.371                     85.371
      47                     84.922                     84,922
      48                     84.468                     84.468
      49                     84.009                     84.009
      50                     83.546                     84.546
      51                     83.077                     83.077
      52                     82.603                     82.603
      53                     82.125                     82.125
      54                     81.641                     81.641
      55                     81.153                     81.153
      56                     80.660                     80.660
      57                     80.161                     80.161
      58                     79.658                     79.658
      59                     79.150                     79.150
      60                     78.637                     78.637
      61                     78.121                     78.121
      62                     77.542                     77.542
      63                     76.959                     76.959
      64                     76.373                     76.373
      65                     75.782                     75,782
      66                     75.187                     75.187
      67                     74.588                     74.588
      68                     73.984                     73.984
      69                     73.377                     73.377
      70                     72.766                     72.766
      71                     72.150                     72.150
      72                     71.528                     71.528
      73                     70.904                     70.904
      74                     70.279                     70.279
      75                     69.653                     69.653
      76                     69.025                     69.025
      77                     68.391                     68.391
      78                     67.755                     67.755
      79                     67.118                     67.118
      80                     66.476                     66.476


                          Page 2 of 3

                          ANNEX F

           STIPULATED LOSS AND TERMINATION VALUES

     The Stipulated Loss and Termination Value of the Aircraft shall be the percentage of Capitalized Lessor's Cost of the Aircraft* set forth opposite the applicable rent payment.


          *Capitalized Lessor's Cost $3,800,000.00.

Interim Period and
    Basic Rent           Stipulated Loss             Termination
  Payment Number            Value                       Value
---------------          --------------              -----------
      81                     65.831                     65.831
      82                     65.185                     65.185
      83                     64.533                     64.533
      84                     63.876                     63.876
      85                     63.217                     63.217
      86                     62.556                     62.556
      87                     61.893                     61.893
      88                     61.228                     61.228
      89                     60.558                     60.558
      90                     59.885                     59.855
      91                     59.211                     59.211
      92                     58.531                     58.531
      93                     57.849                     57.849
      94                     57.165                     57.165
      95                     56.476                     56.476
      96                     55.780                     55.780
      97                     55.082                     55.082
      98                     54.383                     54.383
      99                     53.681                     53.681
     100                     52.977                     52.977
     101                     52.267                     52.267
     102                     51.555                     51.555
     103                     50.841                     50.841
     104                     50.121                     50.121
     105                     49.399                     49.399
     106                     48.675                     48.675
     107                     47.944                     47.944
     108                     47.207                     47.207
     109                     46.469                     46.469
     110                     45.727                     45.727
     111                     44.984                     44.984
     112                     44.238                     44.238
     113                     43.486                     43.486
     114                     42.732                     42.732
     115                     41.975                     41.975
     116                     41.212                     41.212
     117                     40.447                     40.447
     118                     39.679                     39.679
     119                     38.905                     38.905
     120                     38.124                     38.124

Initials:
  Lessee:  [Signature]
  Lessor:

                              LETTER OF CREDIT AGREEMENT

THIS LETTER OF CREDIT AGREEMENT, dated 4-14, 1994 ("Agreement"), between TRC REALTY CO., a CORPORATION organized and existing under the laws of the State of VERMONT ("Lessee"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York Corporation ("Lessor").

                                     RECITALS:

     WHEREAS, Lessee desires to lease from Lessor certain equipment or other property (collectively, "Equipment") pursuant to a Aircraft Lease Agreement dated as of 4-14, 1994 (said Aircraft Lease Agreement together all present and future schedules thereto, as the same may be from time to time extended, amended, restated or otherwise modified, being hereinafter collectively referred to as the "Lease"); and

     WHEREAS, Lessor is unwilling to lease the Equipment to Lessee unless and until Lessee provides Lessor with certain additional assurances in the form of a letter of credit as hereinafter described;

     NOW, THEREFORE, in consideration of the above premises and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1. Concurrently with the execution of this Agreement, Lessee shall, at its sole cost and expense and as additional security for the prompt payment and performance of all of its obligations (whether now existing or hereafter arising) under the Lease, deliver or cause to be delivered to Lessor an irrevocable standby letter of credit ("Letter of Credit") which shall be (i) in the amount of THREE HUNDRED EIGHTY THOUSAND AND 00/100 US Dollars (US $380,000.00), (ii) issued by The First National Bank of Boston or other such bank which is acceptable to Lessor in its reasonable discretion, (iii) substantially in the form of EXHIBIT A attached hereto (or in such other form as may be acceptable to Lessor in its sole discretion), and (iv) for an initial term of one year with automatic annual renewals thereafter (without amendment except for extension of the then current expiry date by an additional year) until Lessee has received written notice from Lessor to the effect that the Letter of Credit is being released in its entirety. After all of Lessee's obligations under the Lease have been indefeasibly paid and performed in full, Lessor shall, upon the request of Lessee, release the Letter of Credit and provide Lessee with a written notice to that effect. If requested by Lessor, the Letter of Credit shall, at Lessee's sole cost and expense, be accompanied by an opinion of counsel regarding its due authorization, execution, and enforceability (which opinion shall be in form and substance, and from counsel, acceptable to Lessor in its sole discretion).

     2. Lessee shall be in default under this Agreement and the Lease if for any reason whatsoever: (a) Lessor fails to receive the Letter of Credit in the time and manner required herein; (b) the Letter of Credit is not automatically renewed as required herein; (c) Lessor receives any notice to the effect that the Letter of Credit will not be automatically renewed as required herein; or (d) Lessee otherwise breaches any of its obligations hereunder. The foregoing events of default are in addition to, not in lieu of, those set forth in the Lease.

     3. Upon the occurrence of any default under this Agreement or an Event of Default under the Lease, or upon the filing of any petition by or against Lessee under any bankruptcy, insolvency or similar laws, then in any such event and at any time thereafter Lessor shall have the right, with or without notice to or demand upon Lessee, to draw upon the Letter of Credit, by presenting to the issuer one or more sight drafts and any other necessary documents, and to receive (in a lump sum or in several sums from time to time at the sole discretion of Lessor) and retain an amount not to exceed, in the aggregate, that available under the Letter of Credit.

     4. If Lessor draws on the Letter of Credit, the proceeds received by Lessor therefrom shall be applied: first, towards costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lessor in connection with such draw or in otherwise enforcing its rights and remedies hereunder; and thereafter, towards any rent or other sums of any kind then due and unpaid by Debtor under the Lease (in accordance with the priorities contemplated thereby). Any excess proceeds may be held by Lessor as cash collateral (commingled with its own funds and without any need to pay interest or income thereon) for any further obligations of Lessee under the Lease. Once all obligations of Lessee under the Lease have been indefeasibly paid and performed in full, any remaining excess proceeds from the Letter of Credit shall be remitted by Lessor to Lessee. In any event, Lessee shall remain liable for any deficiency under the Lease.

     5. Lessor's rights and remedies under this Agreement (including, without limitation, the right to draw upon the Letter of Credit), the Lease or otherwise are cumulative and may be exercised singularly or concurrently. Neither any failure nor delay on the part of Lessor to draw upon the Letter of Credit or to exercise any other rights or remedies shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy howsoever arising. Under no circumstances shall Lessor be deemed or construed to have waived its right to draw upon the Letter of Credit or to exercise any of its other rights or remedies unless such waiver is in writing and executed by a duly authorized representative of Lessor. A waiver of any right or remedy on any one occasion shall not operate as a waiver of such right or remedy on any future occasion or as a waiver of any other right or remedy.

     6. LESSEE AND LESSOR HEREBY UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, THE LETTER OF CREDIT, THE LEASE, ANY DOCUMENTS RELATING HERETO OR THERETO, ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN THEM. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LETTER OF CREDIT, THE LEASE OR ANY DOCUMENTS RELATING HERETO OR THERETO. In the event of litigation, this Agreement may be filed as a written consent to trial by the court.

     7. Any notices to be given in connection herewith shall be delivered in the manner contemplated by the Lease. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior understandings (whether written, verbal, implied or otherwise) with respect thereto. None of the terms hereof may be amended, waived or otherwise modified except pursuant to a written instrument duly executed by the party to be charged. Lessor may assign its rights hereunder at any time, but Lessee may not do so without the prior written consent of Lessor, except that Lessee shall have the right to assign this Agreement to any of its Affiliates as defined in the Aircraft Master Lease. This Agreement shall be binding upon, and shall inure to the benefit of, Lessor, Lessee, and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, Lessee and Lessor have caused their duly authorized representatives to execute and delivery this Agreement on the year and day first above written.


LESSEE:                                  LESSOR:
---------------------------------------  ------------------------------------
TRC REALTY CO.                           GENERAL ELECTRIC CAPITAL CORPORATION



By:  SIGNATURE                           By:  SIGNATURE
     ----------------------------------       -------------------------------



Title:  SIGNATURE                        Title:  SIGNATURE
        -------------------------------          ------------------------------


                              ADDENDUM NO. 1
                                TO ANNEX B
                        TO AIRCRAFT LEASE AGREEMENT
                           DATED AS OF 4-14, 1994

THIS ADDENDUM (this "ADDENDUM") amends and supplements the above referenced Annex B (the "SCHEDULE") to the above referenced lease (the "LEASE"), between General Electric Corporation ("LESSOR") and TRC REALTY CO. ("LESSEE") and is hereby incorporated unto the Schedule as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

     For purposes of this Schedule only, the Lease is amended by adding the following thereto:

EARLY PURCHASE OPTION.

     (a) Provided that the Lease has not been earlier terminated and provided further that no Event of Default is continuing. Lessee may, UPON AT LEAST 30 DAYS BUT NO MORE THAN 270 DAYS PRIOR WRITTEN NOTICE TO LESSOR OF LESSEE'S IRREVOCABLE ELECTION TO EXERCISE SUCH OPTION, purchase all (but not less than all) of the Equipment listed and described in this Schedule on the rent payment date (the "EARLY PURCHASE DATE") which is 60 months from the Basic Term Commencement Date of the Schedule for a price equal to $2,968,598.00 (the "FMV EARLY OPTION PRICE"), plus all applicable sales taxes on an AS IS BASIS. Lessor and Lessee agree that the FMV Early Option Price is a reasonable prediction of the Fair Market Value (as such term is defined in Section XIX(b) hereof) of the Equipment at the time the option is exercisable. Lessor and Lessee agree that if Lessee makes any non-severable improvement to the Equipment which increases the value of the Equipment and is not required or permitted or permitted by Sections VII or XI of the Lease prior to lease expiration, then at the time of such option being exercised, Lessor and Lessee shall adjust the purchase price to reflect any addition to the price anticipated to result from such improvement. (The purchase option granted by this subsection shall be referred to herein as the "EARLY PURCHASE OPTION").

     (b) If Lessee exercises its Early Purchase Option with respect to the Equipment issued hereunder, then on the Early Purchase Option Date. Lessee shall pay to Lessor any Rent and other sums due and unpaid on the Early Purchase Option Date and Lessee shall pay the FMV Early Option Price, plus all applicable sales taxes, to Lessor in cash.

     Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Addendum is not binding nor effective with respect to the Lease or the Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Addendum to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                  LESSEE:

General Electric Capital Corporation     TRAC Realty Co.

By:    /s/ Michael Hornby                By:    /s/ Michael P. Donahoe
       --------------------------------         ------------------------------

Name:      Michael Hornby                Name:      Michael P. Donahoe
       --------------------------------         ------------------------------

Title:     Region Credit Analyst         Title:     Vice-President
       --------------------------------         ------------------------------


                                         Attest:

                                         By:    Larry W. Browne
                                                ------------------------------

                                         Name:
                                                ------------------------------

                                 ADDENDUM NO. 2
                                   TO ANNEX B
                           TO AIRCRAFT LEASE AGREEMENT
                              DATED AS OF 4-14, 1994

THIS ADDENDUM (this "ADDENDUM") amends and supplements the above referenced Annex B (the "Scheduler") to the above referenced lease (the "Lease"), between General Electric Corporation ("Lessor") and TRC REALTY CO. ("Lessee") and is hereby incorporated unto the Schedule as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.
     For purposes of this Schedule only, the Lease is amended by adding the following thereto:

EARLY PURCHASE OPTION.

     (a) Provided that the Lease has not been earlier terminated and provided that no Event of Default is continuing. Lessee may, UPON AT
LEAST 30 DAYS BUT NO MORE THAN 270 DAYS PRIOR WRITTEN NOTICE TO LESSOR OF LESSEE'S IRREVOCABLE ELECTION TO EXERCISE SUCH OPTION, purchase all (but not less than all) of the Equipment listed and described in this Schedule on the rent payment date (the "Early Purchase Date") which is 36 months from the Basic Term Commencement Date of the Schedule for a price equal to $3,435,200.00 (the "FMV Early Option Price"), plus all applicable sales taxes on an AS IS BASIS. Lessor and Lessee agree that the FMV Early Option Price is a reasonable prediction of the Fair Market Value (as such term is defined in Section XIX(b) hereof) of the Equipment at the time the option is exercisable. Lessor and Lessee agree that if Lessee makes any non-severable improvement to the Equipment which increases the value of the Equipment and is not required or permitted or permitted by Sections VII or XI of the Lease prior to lease expiration, then at the time of such option being exercised, Lessor and Lessee shall adjust the purchase price to reflect any addition to the price anticipated to result from such improvement. (The purchase option granted by this subsection shall be referred to herein as the "Early Purchase Option").

     (b) If Lessee exercises its Early Purchase Option with respect to the Equipment issued hereunder, then on the Early Purchase Option Date. Lessee shall pay to Lessor any Rent and other sums due and unpaid on the Early Purchase Option Date and Lessee shall pay the FMV Early Option Price, plus all applicable sales taxes, to Lessor in cash.

     Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Addendum is not binding nor effective with respect to the Lease or the Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Addendum to be executed by their duly authorized representatives as of the date first above written.


LESSOR:                                    LESSEE:

General Electric Capital Corporation       TRAC REALTY CO.

By:              [SIGNATURE]               By:             [SIGNATURE]
       --------------------------------           ------------------------------

Name:  /s/      MICHAEL HORNBY             Name:           [SIGNATURE]
       --------------------------------           ------------------------------

Title:      Region Credit Analyst          Title:         Vice President
       --------------------------------           ------------------------------

                                           Attest:

                                           By:             [SIGNATURE]
       --------------------------------           ------------------------------
                                           Name:
       --------------------------------           ------------------------------


                                 ADDENDUM NO. 3
                                   TO ANNEX B
                           TO AIRCRAFT LEASE AGREEMENT
                              DATED AS OF 4-14, 1994

THIS ADDENDUM (this "ADDENDUM") amends and supplements the above referenced Annex B (the "SCHEDULE") to the above referenced lease (the "LEASE"), between General Electric Capital Corporation ("LESSOR") and TRC REALTY CO. ("LESSEE") and is hereby incorporated unto the Schedule as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

For purposes of this Schedule only, the Lease is amended by adding the following to the end thereof:

CANCELLATION OPTION:

     (a) So long as no Event of Default is continuing hereunder and expressly provided that all of the terms and conditions of this Section are fulfilled. Lessee may cancel the Agreement as to all (but not less than all) of the Equipment on this Schedule as of any one of the Cancellation Dates set forth below (each, a "CANCELLATION DATE") upon at least 90 days prior written notice (the "NOTICE DATE") to Lessor (which notice shall be irrevocable and shall be sent to the attention of Lessor's Asset Management Organization, 44 Old Ridgebury Road, Danbury, CT 06810-5105). Such notice shall state the Cancellation Date which shall apply. If all of the terms and conditions of the Section are not fulfilled, this Lease shall continue in full force and effect and Lessee shall continue to be liable for all obligations thereunder, including, without limitation, the obligations to continue paying rent.

     (b)  Prior to the Cancellation Date, Lease shall

          (i) pay to Lessor, as additional rent, (A) the Cancellation Value (set forth below for the applicable Cancellation Date) for the Equipment, plus (B) all rent and all other sums due and unpaid as of the Cancellation Date (including, but not limited to, any Rent payment due and payable on the Cancellation Date and any sales taxes and property taxes); and

          (ii) return the Equipment in full compliance with Section XI of this Lease, such compliance being independently verified by an independent appraiser selected by Lessor (reasonably to Lessee) to determine that the Equipment is in such compliance, which determination shall be final, binding and conclusive. Lessee shall bear all costs associated with such appraiser's determination and such costs, if any, to cause the Equipment to be in full compliance with Section XI of the Lease on or prior to such Cancellation Date.

     (c) The Cancellation Dates and the applicable Cancellation Values are as set forth below:

     CANCELLATION DATES              CANCELLATION VALUES
     Month(x)                        $468,598.00

     (d) Lease shall, from the applicable Notice Date through the Cancellation Date.

     (i) continue to comply with all of the terms and conditions of the Lease, including, but not limited to, Lessee's obligation to pay rent, and

     (ii) make the Equipment available to Lessor in such a manner as to allow Lessor to market and demonstrate the Equipment to potential purchasers or lessees from such premises at no cost to Lessor, PROVIDED, HOWEVER, that, subject to Lessor's right to market and demonstrate the Equipment to potential purchasers or lessees from time to time. Lessee may still use the Equipment until the Cancellation Date.

     (e) Lease shall, from the applicable Cancellation Date through the earlier of the date the Equipment is sold by Lessor to a third party or 30 days following the Cancellation Date, comply with the following terms and conditions:

     (i) continue to provide insurance for the Equipment, at Lessee's own expense, in compliance with the terms found in Section X or the Agreement, and

     (ii) make the Equipment available to Lessor and/or allow Lessor to store the Equipment at Lessee's premises, in such a manner as to allow Lessor to market and demonstrate the Equipment to potential purchasers or lessees from such premises at no cost to Lessor.

     (f) The proceeds of any sale or re-lease of the Equipment after Lessee has exercised its Cancellation Option shall be for the sole benefit of Lessor and Lessee shall have no interest in or any claim upon any of such proceeds.

     Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Addendum is not binding nor effective with respect to the Lease of the Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee.